Term Sheet

Indicative Financing Terms, Principles and Conditions for Financing the Supply of Italtel's Equipment

This Indicative term sheet sets forth some basic and general terms, conditions, principles and understandings of the financing package which may form a first basis of work and constitutes a general reference for further discussions to be held soon. Due to the lack of necessary information such as audited balance sheets, audited business plan and all typical documentation needed for financing structures of this type (to be provided to the Lender by the Borrower) the Guarantor is still intended to be a first class U.S. Bank. Italtel's aim is to proceed to all necessary steps in order to diminish/eliminate the need of a bank guarantee through a mutual agreement upon the security package, documentation, covenants, representations and warranties and all other terms and conditions typical for a project finance financing scheme.

Hence following attached term sheet should not he construed as a commitment of finance at this stage but remains subject, among others, to the approval of Italtel's board and Win-Gate's Equity Group board. The final financing terms shall be determined in accordance with a detailed loan agreement to be executed between the parties.

1) Structure               Supplier's credit or buyer's credit Project financing
                           facility (the "Facility"), at suppliers option.

2) Purpose:                To finance the supply of Italtel carrier switching
                           equipment for the operation of Globaltron in the 21 countries described in Exhibit C ("Tranche 1") and the local access switching equipment for the operation of Globaltron in the Andean Region
                           ("Tranche 2") collectively "the Tranches".

3) Supplier:               Italtel SPA and/or one of its subsidiaries or
                           affiliates ("Italtel").

4) The Buyer:              Globaltron Communications Corporation.
                           ("Globaltron").


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5) Lender:                 Italtel and/or one of its subsidiaries.

6) The Borrower:           Globaltron and/or one of its subsidiaries
                           or affiliates.

7) The Guarantors for the Master Loan
                           Win-Gate Equity Group and/or a first Agreement: class US commercial bank (the "Guarantors"). During negotiation of the Master Loan Agreement the parties will evaluate the possibility of complementing the guarantees having Globaltron and/or its subsidiaries or affiliates that receive the equipment supplied as Guarantors. According to the Guarantor (Win-Gate and/or a first class U.S. bank) Italtel will propose to Globaltron the Master Loan Agreement. The Borrower will do its best effort in order to obtain the above mentioned first class U.S. bank guarantee. Subject to the level of Guarantees available an advance payment ranging between 15% and 25% of the equipment could be necessary.

8) Facility Amount:         Up to Sixty million US Dollars (USD 60,000,000)
                            through a supply contract to be executed between the supplier and the buyer (the "Commercial Contract").
                            The facility amount will be split into the tranches, in the following amounts:

                           (i) For tranche 1 Twenty million dollars (USD 20,000,000) to be applied as described in Exhibit E


                           (ii) For Tranche 2 Forty million dollars (USD 40,000,000) to be applied as described In Exhibit E

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9) Availability Period:    The Facility for the tranches will be available for
                           utilization for a total period of up to 60 months (the "Availability Period"). The availability period begins on the date of entering into force of a Master Loan Agreement to be executed between the Borrower and the Lender (the "Master Loan Agreement").

10) Loan Currency:         The Facility will be available for utilization in
                           United States Dollars.

11) Repayment Schedule:    Outstanding principal amounts for loans made to the
                           Borrower under the Master Loan Agreement for the Tranches will be repaid over a period oF 5 years from the date of each drawdown in sixteen (16) consecutive quarterly installments, the first such installment falling due on the first anniversary of the date of the beginning of the Tranche's Availability Period and the remaining installments falling quarterly as aforesaid.

12) Interest:              Interest shall be calculated on the outstanding
                           principal balance of the total sum of the drawdowns being made under the tranches and paid in consecutive quarterly installments. The first installment is payable after a period of 6 months from the beginning of (he Availability Period. Interest shall be LIBOR plus a spread that could range between twenty five basis points (0.25%) and seventy five basis points
                           (0.75%) provided that a First Class US Commercial
                           Bank guarantees the loan. If such guarantee cannot be provided by the Borrower the parties will negotiate the spread. LIBOR shall be as announced by Reuters.



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13) Commitment Fee:        Borrower shall pay the Lender commitment fee of fifty
                           basis points (0.5%) per annum at the end of each year on the undrawn amounts of the purchase order corresponding to such year.

14) Arrangement Fee:       Borrower shall pay the Lender an Arrangement Fee in
                           one lump-sum payment of fifty basis points (0.5%) calculated on the amount of the Facility, payable by the Borrower to the Lender on the date of signature of the Master Loan Agreement.

15) Credit Risk            In the event that a First class U.S. bank guarantee
Insurance Policy           is not available the Lender will verify the
                           convenience of involving the Italian Export Credit
                           Agency for the issuance of a credit risk insurance policy. In this case the relevant Insurance Premium to cover political and commercial risk will be borne by the Borrower up to an amount to be agreed.


16) Purchase Order Schedule
                           The purchase order schedule will be the following:

                                    (i) Five million dollars (USD 5,000,000) by
                                    December 31, 2000 as described in Exhibit F.

                                    (ii)Fifteen million dollars (USD 15,000,000) by Decernber 31, 2001 as described in Exhibit G.

                                    (iii) Forty million dollars (USD
                                    10,000,000) by December 31, 2002 as
                                    described in Exhibit H.

                           Unused portions of each year purchase order scheduled, shall aggregate to the next year purchase order.

                                    The aggregate undrawn amounts after
                                    December 31 2002 will be available until December 31 2003. The purchase order schedule provided herein can be modified upon agreement of the parties.


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17) Technology             As offered in the proposal, usual and customary
                           technological characteristics, including but not limited to:


                                    (i) For tranche 1 the iMSS equipments will be Telephony over IP (ToIP) technology, consisting of Media Gateway Controller Class 4 and Trunking Gateway (voice code will be applied according to service required) and meet interfaces of the country being deployed including but not limited to, SS7, CC7 and all other signaling protocols such as STP and SCP functionally with ISUP.

                                    (ii) For tranche 2 class 5 switching will he initially deployed with minimized Investment ("LINEA UT"). As Italtel's iMSS equipment for Telephony over IP (ToIP), consisting of Media Galeway Controller Class 5 and Access Gateway becomes mature the class 5 module will move to the back of the network and serve as a feature node, and the IP switching will provide the access as described in Exhibit D.

18) Pricing                         (i)Hardware and service prices will be as
                                    described in Exhibit A. A mutually agreed discount on such prices shall apply in relation to the volumes.

                                    (ii) software price will be as described in Exhibit B. A mutually agreed discount on such prices could apply subject to certain terms and conditions

19) Manufacturer Warranty   12 months on all hardware and software from the date
                            of final acceptance Issued by the purchaser and no more than 18 months after FOB delivery.


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20) Vendor's Incentive     Italtel shall provide the Buyer its services in order
                           to help Globaltron finalize telecommunication service agreements with Italtel's current customers described in Exhibit C. In the event Globaltron achieves success in this purpose Italtel shall receive 15% of the net profits for the first 32 months of operation under the respective telecommunications service agreement

21) Documentation:         The loans under the Facility shall be documented By:

                           One) A duly executed Master Loan Agreement to be signed between the Lender, the Borrower and the Guarantors (the "Master Loan Agreement) incorporating without limitation: (i) the terms and conditions set forth in this term sheet; (ii) applicable loan covenants; (iii) conditions precedent for drawdowns under the Master Loan Agreement; (iv) detailed description of the security package to be enjoyed by the Lender; (v) representations and warranties of the Borrower and Lender;
                                    (vi) events of default clauses; (vii) other clauses to be agreed between the parties; and (viii) other provisions which are customary in transactions of this nature.

                           Two) A series of International, freely negotiable and irrevocable promissory notes issued by the Borrower for principal and interest due under the Facility.


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22) Conditions Precedent:  A detailed list of conditions precedent to the utilization of the Facility Amount and entering into force of the Master Loan Agreement shall be incorporated in the Master Loan Agreement. The following is a non-exhaustive list of conditions precedent to the utilization of the Facility Amount by the Borrower. Other Conditions Precedent are to be agreed

                           Conditions Precedent to entry into force of the Master Loan Agreement:

                           a) Information and Due Diligence - Subject to the prior execution of Confidentiality Agreements acceptable to Borrower and the Guarantors, the Borrower and the Guarantors agree to provide to the Lender and the Supplier and their advisors, information about the Borrower, the Guarantors and the Tranches to allow them to consider and structure the proposed financing. Such information will he comprehensive including financial and other information, relevant agreements technical information supporting the Project costs, operating expenses and other reasonable information in connection with the Projects. This would be executed in a form of due diligence carried out by an external independent party elected by the Lender and will be coordinated between the parties. The results of the information and Due Diligence review will need to be satisfactory to the Supplier and the Lender.



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                           b)       The Borrower and Guarantors will advise the
                                    Lender on a real time basis and from time to time of all fund raising activities of every kind and nature including without limitation by way of private placement and public offering of equity and/or debt securities.

                           c) Other conditions precedent to be determined prior to finalizing the Master Loan Agreement.

23) Security Package and   The Lender will be entitled to, without
    rights  of the the     limitation, the following security package and
    Lender                 rights. In addition to these, others rights to be
                           included in the Security Package will be agreed during further negotiations.

                           a) The loan under the Master Loan Agreement shall constitute senior secured indebtedness of the Borrower at the same level as any other bank or vendor financer.


                           b) The indebtedness shall be guaranteed by duly executed guarantees of the Guarantors (the "Guarantees").

                           c) The Lender shall have in accordance with applicable law, an enforceable first priority security interest registered lien on 100% of the equipment supplied by the Supplier.



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                           (d)      The Lender shall have a right to assign all
                                    or part of its rights and obligations under the Master Loan Agreement and the Guarantees to a bank or a financial institution or a Credit Insurance Company without the prior consent of the Borrowers or the Guarantor. The Lender will give the Borrower a notice of such assignment 7 days prior to its occurrence.

                           (e) The Lender will have the right to designate a bank or a financial advisor (its identity will be informed to the borrower) to administer and collect the loan on its behalf and inter alia, will be entitled four times a year during the Availability Period, on prior ten (10) days written notice to the Companies to examine books and records of the Companies

                           (f) The Lender will be furnished with the unaudited quarterly financial statements of the Companies each quarter and the audited financial statements of the Companies at the end of each year.


                           (g) The Lender will be entitled for the purpose of clause 20 to monitor the telecommunication service agreement referred in such clause.


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24) Loan Covenants:        The loan covenants are to be agreed between the
                           parties and will be incorporated in the Master Loan Agreement. Usual and customary, including but not limited to: provision of financial statements;
                           notice of certain events; preservation of corporate existence; changes in the nature of business; merges andd other fundamental changes; sale or transfer of assets, maintenance of debt to equity ratios of the Borrower/Guarantor. During negotiations of the Master Loan Agreement, the parties will provide a clause that will warrant that in the event the Borrower or the Guarantor pledge its shares or telecommunications licenses to another equipment supplier, the same rights will be granted to Italtel on a pari passu pro rata basis.


25) Governing Law          New York law will govern the Master Loan Agreement.


26) Prepayment             Borrower will have a right of prepayment in whole or
                           in part at any time upon prior written notice. The loans so prepaid will be paid on a first-in first-out basis.

27) Validity:              The parties agree to cooperate to try to execute a
                           definitive Master Loan Agreement for a period of 60 days from the date this Term Sheet is executed depending on the availability of all necessary documentation. The parties also agree to finalize
                           Exhibits (except Exhibit C) of this Term Sheet within the next 20 days from the date herein.

18) Non binding effect:    This Term Sheet is intended to outline basic points
                           of business understanding around which the legal documentation may be structured. Non binding effect is created hereby. The final binding principles and conditions will be agreed upon in the Master Loan
                           Agreement and in the Commercial Contract.


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29) Conditions Precedent  Standard for this type of transaction, including but for Execution of the  not limited to:
    Master Loan Agreement

                           (i) Completion of Italtel due diligence on the Companies and their business plan and the positive outcome of the due diligence performed from a third independent external party in confirming, amongst other things the assumptions, forecasts and viability of the business plans.

                          (ii) Execution of the financing documents in form and substance satisfactory to the Lender and the Borrower

                           iii) Execution of the security documents in form and substance satisfactory to the Lender and the Borrower;

                           (iv) Approval by the Lender of the form and text of the Guarantee to be issued by the Guarantor.

                           (v)      Others to be agreed





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                By ITALTEL SPA


                 /s/ ANDREA GUISEPPE GARAVELLI
                ---------------------------------------
                 ANDREA GUISEPPE GARAVELLI
                 Chief of Architecture Service & Network



                 /s/ GUISEPPE PETROCCHI
                ---------------------------------------
                 GUISEPPE PETROCCHI
                 Sales Area Manager



                 /s/ JULIAN CARDONA
                ---------------------------------------
                 JULIAN CARDONA
                 Colombian General Manager





                By GLOBALTRON COMMUNICATIONS CORPORATION


                 /s/ GARY D. MORGAN
                ---------------------------------------
                GARY D. MORGAN
                CEO and Chairman



                By WINGATE EQUITY GROUP



                 /s/ GARY D. MORGAN
                ---------------------------------------
                GARY D. MORGAN
                CEO and Chairman